Exhibit 23.2

Tuesday, May 29, 2012

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of DREAM HOMES LIMITED on Form S-1 of our audit report, dated Monday, May 21, 2012, relating to the accompanying audited financial statements (and related statements included therein) as of December 31, 2011, 2010, 2009, and 2008 which appear in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

LGG & Associates, PC
/s/ LGG & Associates, PC

Lawrenceville, Georgia

Tuesday, May 29, 2012